GREENSHIFT RELEASES SHAREHOLDER LETTER

NEW YORK, N.Y., May 25, 2006 - GreenShift Corporation (OTC Bulletin Board: GSHF) chairman and chief executive officer, Kevin Kreisler, issued the following letter to its shareholders today:

Dear Shareholders:

We recently announced our decision to withdraw our election to be regulated as a business development company ("BDC") under the Investment Company Act of 1940. We expect that this withdrawal will become effective on June 30, 2006 and it will have the impact of changing the way we manage our company from an investment company to an operating company.

This is important because we currently hold majority stakes in a number of operating companies. As many of you may have noticed, we initiated our plan this week to realign our portfolio around these companies and our core operating activities. I would like to take this opportunity to update you on these transactions and the plans for each operation.

GS AgriFuels

GS AgriFuels will be an 80%-owned publicly-traded subsidiary of GreenShift when the pending transfer of our Mean Green BioFuels companies to Hugo International Telecom, Inc. (OTC Bulletin Board: HGOT) closes at the end of this quarter. Hugo is changing its name to GS AgriFuels Corporation in conjunction with this closing.

GS AgriFuels' business model is based on the production and sales of clean fuels, specifically biodiesel and ethanol. GS AgriFuels intends to finance, build and operate several biodiesel production facilities in the U.S., its first planned biodiesel production facility, Mean Green Biodiesel, is being designed to initially operate at 45 million gallons per year. According to a feasibility study commissioned by Mean Green for its first planned facility, a plant of this magnitude can be expected to generate in excess of $90 million in revenue per year.

Mean Green has hired its senior staff for this facility and expects to finalize its site selection and initiate the engineering and construction phase shortly. We also expect that GS AgriFuels will secure an equity commitment of $20 million in the near term to support the construction of this facility.

GS Energy

GS Energy,  which is currently known as INSEQ  Corporation  (OTC Bulletin Board:
INSQ), is an 80%-owned publicly-traded subsidiary of GreenShift. When the pending transfers of GreenShift's clean energy holdings to INSEQ closes at the end of this quarter, INSEQ will change its name to GS Energy Corporation and will focus on the production and sales of energy from distributed clean power generation facilities including solar, wind, wave and hydro power facilities, as well as sales of renewable energy and conservation credits.

GS Energy's divisions will include Sterling Planet, Inc., the nation's leading retail provider of solar, wind and other clean, renewable energy, TerraPass, Inc., an innovative clean energy sales company that focuses on offsetting the carbon dioxide output of personal vehicles, and pre-revenue distributed solar, wind, hydro and wave project development companies.

GS Energy's immediate term plans are to invest aggressively in the growth of Sterling Planet's sales and to develop distributed clean energy projects, the first of which is planned to be a solar power project in the North Eastern U.S. We expect that GS Energy will secure an equity commitment of $8 million in the near term to support these efforts.

This company also operates a manufacturing division, Warnecke Design, that GS Energy plans to rely on to provide infrastructure support services as it builds out its targeted clean energy production projects. Warnecke Design currently generates about $5 million in sales per year that we hope to increase by more than $10 million per year as Warnecke manufactures and sells clean fuel processing equipment.

GS CleanTech

GS CleanTech will be an 80%-owned publicly-traded subsidiary of GreenShift when the pending transfer of our GreenWorks Corporation and GS CleanTech Ventures companies to Veridium Corporation (OTC Bulletin Board: VRDM) closes at the end of this quarter. Veridium is changing its name to GS CleanTech Corporation in conjunction with this closing and intends to invest heavily in the growth of its clean technology and its environmental services businesses.

The clean technology business is expected to grow through its provision of applied engineering and industrial design services based on clean technology and process innovations that enhance manufacturing efficiencies, improve resource utilization and minimize waste. This division holds the rights to a number of innovative clean technologies including GS CleanTech's patent-pending Corn Oil Extraction System(TM).

This technology can remove up to 75% of the corn oil from an ethanol processing by-product called distillers dried grain ("DDG") in two stages. The first stage extracts 1.2 to 1.5 million gallons per year and corresponds to about 30% of the corn oil in the DDG for a 50 million gallon per year facility. The second stage of this technology recovers another 30% to 45% of the corn oil in the DDG, corresponding to another 1.2 to 2.2 million gallons of corn oil per year out of a 50 million gallon per year ethanol facility.

The pricing model for these systems is based on the provision of its turn-key systems for no up-front cost in return for long-term corn oil purchase agreements based on a fixed discount to prevailing market prices. Each first stage system can be expected to generate in excess of $1.4 million in annualized revenues, and each second stage system can be expected to generate in excess of $1.6 million in additional annualized revenues.

We have executed letters of intent for a total of 11 first stage systems and 7 second stage systems. The next steps for each of these systems is to execute final agreements for the systems and to deploy the systems at the client facilities. In addition, we are currently working on going directly to contract on another 3 first stage systems and 3 second stage systems.

While successfully deploying these systems is a core aspect of GS CleanTech's near term growth plans, we hope to continue to make strides in our sales of yet more systems and we are confident that we will continue adding to the existing backlog of orders. We also have several other very exciting clean technologies that we intend to roll-out in a similar manner to what we have done here.

On the environmental services front, after completion of GreenShift's pending transfer of GreenWorks to Veridium, this division is expected to have annualized revenues in excess of $20 million and in excess of 10% EBITDA margins. Our plans for this division include growth through the acquisition of strategically compatible environmental service companies in addition to its continued provision of diversified environmental engineering and management services, including site remediation services, regulated materials and hazardous waste management services, and environmental engineering services.

The Path Forward

These companies currently generate approximately $30 million in annualized revenues and are capable of much more if we are successful in the plans we outlined above. GreenShift's focus moving forward will be to stimulate growth and increase earnings in each of these companies in ways that are consistent with our mission.

In closing, I am personally very excited by these events and I continue to believe that we have the right team, the right companies, and the right technologies at the right time and place in an important industry.

We are grateful for your continued support and involvement and look forward to our next communication.

         Best Regards,

         Kevin Kreisler
         Chairman and Chief Executive Officer
         GreenShift Corporation

About GreenShift Corporation

GreenShift's mission is to develop and support clean technologies and companies that facilitate the efficient use of natural resources and catalyze transformational environmental gains. Additional information regarding GreenShift is available online at www.greenshift.com.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of GreenShift Corporation, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

For more information, please contact:
Investor Relations
GreenShift Corporation
Phone:   888-895-3585 - Extension 291
Fax:     646-792-2636
Email:   investorrelations@greenshift.com
Web:     www.greenshift.com